Exhibit 5.6
May 20, 2011
RIDGWAY’S LLC
16840 Barker Springs Road,
Houston, TX 77084
Ladies and Gentlemen:
     We have acted as local Texas counsel to Ridgway’s LLC, a Texas limited liability company (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) filed by American Reprographics Company, as issuer (the “Issuer”), and certain guarantors, including the Company, with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to: (i) the issuance by the Issuer of up to US$200,000,000 aggregate principal amount of its 10.5% Senior Notes due 2016 (collectively, the “Senior Notes”); and (ii) the issuance by the Company of a guarantee (the “Senior Note Guarantee”) along with the issuance by certain other guarantors of guarantees with respect to the Senior Notes.
     The Senior Notes and the Senior Note Guarantee will be issued under and pursuant to the Indenture (the “Indenture”), dated as of December 1, 2010 among the Issuer, certain guarantors named therein and Wells Fargo Bank, National Association, as trustee. The Senior Notes are being offered in exchange for the unregistered 10.5% Senior Notes due 2016 of the Issuer.
     A. Documents Reviewed. As local Texas counsel to the Company, we have examined a current draft of the Registration Statement and an executed copy of the Indenture, but have not in any manner participated in the negotiation, preparation or settlement of such documents. We have examined such records of the Company, such certificates of officers of the Company, public officials and others and originals, copies or facsimiles of such other agreements, instruments, certificates and documents as we have deemed necessary or advisable as a basis for the opinions express below, and we have conducted such other investigation of law as we have deemed necessary or appropriate as the basis for the opinions hereinafter expressed. In particular, as to certain matters of fact relevant to the opinions expressed below, we have relied on certificates of officers of the Company, copies of which have been provided to you. We have additionally examined the following documents and certificates: (i) the form of the Senior Notes; (ii) the Senior Note Guarantee; (iii) the Certificate of Formation of the Company filed with the Secretary of State of Texas on December 31, 2007, as amended thereto through the date hereof; (iv) the Limited Liability Company Operating Agreement for the Company dated as of January 1, 2008, as amended through the date hereof; (v) an Officer’s Certificate of Jonathan Mather on behalf of the Company dated May 20, 2011 (collectively with the attachments thereto and the documents and certificates referenced therein, the “Opinion Certificate”) certifying to us certain factual matters as to which we have inquired in connection with this opinion; (vi) a Certificate of Fact for the Company dated May 18, 2011 and issued by the Secretary of State of Texas (the “Certificate of Fact”); (viii) a Certificate of Account Status for the Company dated March 30, 2011 and issued by the Comptroller of Public Accounts of the State of Texas (the “Certificate of Account Status”); and (ix) a Franchise Tax Certification of Account Status from the
901 Main Street, Suite 6000    •    Dallas, Texas 75202    •    (214) 953-6000    •    fax (214) 953-5822
www.jw.com    •   Austin   •    Dallas   •    Fort Worth   •    Houston   •    San Angelo   •    San Antonio   •    Member of GLOBALAWSM

May 20, 2011

webpage of the Texas Comptroller of Public Accounts indicating that the Company had a May 18, 2011 filing deadline and that, as of May 18, 2011, the Company’s account status has not been updated (the “Comptroller Certification,” and collectively with the Certificate of Fact and Certificate of Account Status, the “State Certificates”).
     B. Assumptions. For the purposes of our opinions expressed below, we have assumed (without independent investigation or verification): (a) the genuineness of all signatures (whether on originals or copies of documents); (b) the legal capacity of all natural persons; (c) the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies thereof (whether certified, conformed or otherwise); (d) that there have been no erroneous statements of fact made in any certificates of public officials, and we have relied on the completeness and accuracy of the public records and the currency of the information contained therein as of the dates indicated therein; (e) the completeness and accuracy of all statements of fact set forth in the certificates of officers of the Company; (f) the due authorization, execution and delivery of all documents by all parties thereto (other than the Company); (g) that the sole member of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction or incorporation or formation, and has the full power and authority to execute, deliver and perform, in its capacity as the sole member of the Company, the obligations of the Company under each of the Indenture and the Senior Note Guarantee; (h) the terms and conditions of the Indenture, the Senior Notes and the Senior Note Guarantee have not been amended, modified or supplemented by any other agreement or understanding of the parties, or by waiver of any of the material provisions of such documents; (i) that the description of the Indenture and related matters described in the Registration Statement, when declared effective, will not vary in any material respect from that contained in the draft which we have reviewed; and (j) that the sole “filing” referenced in the Comptroller Certification is the Company’s franchise tax report due on or before May 18, 2010, that such report was timely filed by the Company in accordance with all applicable laws, and that all amounts shown on such report were timely paid by the Company in accordance with all applicable laws.
     C. Opinions and Confirmations. Based and relying upon and subject to the foregoing, we are of the opinion that as at the date hereof:
          1. The Company is existing under the laws of the State of Texas.
          2. The execution and delivery by the Company of the Indenture and the performance of its obligations thereunder have been duly authorized by all necessary limited liability company action on the part of the Company, and the Indenture has been duly executed and delivered (to the extent such delivery is governed by Texas Law (as defined below)) by the Company.
          3 The Senior Note Guarantee has been duly authorized by all necessary limited liability company action on the part of the Company.
     D. Limitations and Qualifications.
          1. For the purposes of the opinion expressed in paragraph C.1 above, we have relied, without independent investigation, solely on the State Certificates, copies of which has been provided to you, as to matters of fact contained therein.
          2. The opinions expressed herein are limited to the laws of the State of Texas, in effect as at the date hereof (collectively, “Texas Law”) and we express no opinion herein as to the laws, or as to matters governed by the laws, of any other jurisdiction. Moreover, the opinions set forth herein do not address any of the following laws, and we specifically express no opinion with respect thereto: (a) securities or “blue sky” laws; (b) pension and employee benefit laws and regulations; (c) environmental, land use, and zoning laws and regulations; (d) tax laws and regulations; (e) health and safety laws and regulations; (f) antitrust and criminal laws, including provisions of such antitrust and criminal laws relating to forfeiture, (g) the Patriot Act, money-laundering laws or other similar Homeland Security laws; (h) bankruptcy and similar laws; and (i) other laws which are understood as a matter of customary practice to be covered by third-party opinion letters only when they are referred to expressly.

May 20, 2011

          3. The confirmations and opinions expressed in paragraph C above are subject to the following limitations and qualifications: (a) we express no opinion as to the validity or enforceability of any of document (including the Indenture, the Senior Notes and the Senior Note Guarantee), and (b) as to matters of fact material to the opinions expressed herein, we have, with your permission, relied on (i) the assumptions made herein, and (ii) the accuracy of the representations and warranties set forth in the Indenture, the Senior Notes and the Senior Note Guarantee and the certifications contained in the Opinion Certificate. Except as set forth herein, we have not made any independent review or investigation of any factual matter.
The opinions and confirmations contained herein are limited solely to the matters stated in paragraph C, and no opinion or confirmation is to be inferred or may be implied beyond the matters expressly stated therein. The opinions and confirmations expressed herein are as of the date first set forth above, and we do not assume or undertake any responsibility or obligation to supplement or to update such opinions or confirmations to reflect any facts or circumstances which may hereafter come to our attention or any changes in the laws which may hereafter occur.
The opinions expressed above are rendered solely for the benefit of the addressees in connection with the transactions herein described and may not be used or relied upon by you for any other purpose or used, circulated, quoted, referred to or relied upon by any other person for any purpose whatsoever without our prior written consent except that copies of this opinion letter may be furnished to your counsel Orrick, Herrington & Sutcliffe LLP, which may rely upon the opinions set forth herein as though addressed to it.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement.
Very truly yours,
/s/ Jackson Walker L.L.P.
Jackson Walker L.L.P.
BCB/JMS